Exhibit 99.1

For immediate release
August 11, 2023
Star Equity Holdings, Inc. Announces 2023 Second Quarter Financial Results
Well positioned for growth with cash and cash equivalents of $21.4 million and no outstanding debt
Consolidated gross profit increased by 7.5% in Q2 2023 versus Q2 2022

Old Greenwich, CT. - Star Equity Holdings, Inc. (Nasdaq: STRR; STRRP) (“Star Equity” or the “Company”), a diversified holding company, reported today its financial results for the second quarter (Q2) ended June 30, 2023. All 2023 and 2022 amounts in this release are unaudited.
Following the sale of our Digirad Health business on May 4, 2023, all financial results for the 2023 and 2022 reporting periods, unless stated otherwise, relate to continuing operations, which currently include two divisions: Construction and Investments.
Q2 2023 Financial Highlights vs. Q2 2022 (unaudited)
•Revenues decreased by 47.1% to $8.9 million from $16.8 million.
•Gross profit increased by 7.5% to $2.6 million from $2.4 million.
•Net loss from continuing operations was $1.4 million (or $0.09 per basic and diluted share) compared to a net loss from continuing operations of $1.3 million (or $0.08 per basic and diluted share).
•Non-GAAP adjusted net loss was $0.9 million (or $0.06 per diluted share) compared to a net loss of $0.8 million (or $0.05 per diluted share).
•Non-GAAP adjusted EBITDA was a loss of $0.8 million versus a loss of $0.4 million.
Year-to-Date 2023 Financial Highlights vs. Year-to-Date 2022 (unaudited)
•Revenues decreased by 25.3% to $21.2 million from $28.4 million.
•Gross profit increased by 75.8% to $6.9 million from $3.9 million.
•Net loss from continuing operations was $1.4 million (or $0.09 per basic and diluted share) compared to a net loss from continuing operations of $5.7 million (or $0.41 per basic and diluted share).
•Non-GAAP adjusted net loss from continuing operations was $0.5 million (or $0.03 per diluted share) compared to a net loss of $2.3 million (or $0.17 per diluted share).
•Non-GAAP adjusted EBITDA from continuing operations improved to a net loss of $0.0 million versus a loss of $1.5 million.
•As of June 30, 2023, cash and cash equivalents increased to $21.4 million compared to cash and cash equivalents of $14.1 million at June 30, 2022
•Debt decreased to $0 at June 30, 2023 from $3.5 million at June 30, 2022.

Rick Coleman, Chief Executive Officer, noted, “In the second quarter of 2023, Construction revenue declined versus Q2 2022 due to project timing, but gross margins improved substantially. We remain confident in the division’s ability to continue generating good results based on our healthy sales pipeline as well as a significant project backlog. As with any construction related business, timing of revenue and expense recognition can vary greatly from project to project and quarter to quarter, so we caution investors to not read too much into single period results. Most importantly, during the quarter we completed the divestiture of Digirad Health for $40 million and ended the second quarter with a cash balance of $21.4 million and no debt. The sale was transformative for the Company and created immediate shareholder value. We are now in a much stronger financial position and poised for the next phase of our growth, which includes organic Construction division expansion, bolt-on and new business acquisitions, and thoughtfully exploring new opportunities at our Investments division.”

Revenues
The Company’s Q2 2023 revenues decreased 47.1% to $8.9 million from $16.8 million in Q2 2022.

Revenues in $ thousands	Q2 2023	Q2 2022	% change	6M 2023	6M 2022	% change
Construction	8,893	16,806	(47.1)%	21,239	28,437	(25.3)%
Investments	158	158	—%	316	316	—%
Intersegment elimination	(158)	(158)	—%	(316)	(316)	—%
Total Revenues	$8,893	$16,806	(47.1)%	$21,239	$28,437	(25.3)%
Q2 2023 Construction revenue decreased by 47.1% from the prior year and year-to-date 2023 revenue decreased 25.3% from year-to-date 2022. While our sales pipeline and construction backlog remain strong, higher interest rates and economic uncertainty have slowed overall construction activity and some delayed project starts. Q2 2023 results reflected higher quarter to quarter volatility, but were magnified by slower revenue recognition on larger contracts. Year-to-date 2023 results compared to year-to-date 2022 reflect both longer revenue recognition timing and the positive impact of the largest ever commercial KBS project in the first half of 2022.
Gross Profit

Gross profit (loss) in $ thousands	Q2 2023	Q2 2022	% change	6M 2023	6M 2022	% change
Construction	$2,664	$2,485	7.2%	$6,993	$4,071	71.8%
Construction gross margin	30.0%	14.8%	15.2%	32.9%	14.3%	18.6%
Investments	97	94	3.2%	192	153	25.5%
Intersegment elimination	(158)	(158)	N/M	(316)	(316)	N/M
Total gross profit	$2,603	$2,421	7.5%	$6,869	$3,908	75.8%
Total gross margin	29.3%	14.4%	14.9%	32.3%	13.7%	18.6%
Q2 2023 and year-to-date 2023 Construction gross profit increased 7.2% and 71.8% from the prior year periods despite lower revenues, due to significantly increased pricing levels and lower input costs.
Operating Expenses
On a consolidated basis, Q2 2023 sales, general and administrative (“SG&A”) expenses increased by $1.0 million, or 31.7%, versus the prior year period. The major drivers of the increase in SG&A were increases in legal and outside services expense related to our Investments activities and the sale of our Healthcare business. SG&A as a percentage of revenue increased in Q2 2023 to 47.3% versus 19.0% in Q2 2022.
Net Income
Q2 2023 net loss from continuing operations was $1.4 million, or $0.09 per basic and diluted share, compared to net loss of $1.3 million, or $0.08 per basic and diluted share in the same period in the prior year. Q2 2023 non-GAAP adjusted net loss from continuing operations was $0.9 million, or $0.06 per basic and diluted share, compared to non-GAAP adjusted net loss from continuing operations of $0.8 million, or $0.05 per basic and diluted share, in the prior year period.
Year-to-date 2023 net loss from continuing operations was $1.4 million, or $0.09 per basic and diluted share, compared to net loss of $5.7 million, or $0.41 per basic and diluted share, in the same period in the prior year. Year to date 2023 non-GAAP adjusted net loss from continuing operations was $0.5 million, or $0.03 per basic and diluted share, compared to adjusted net loss from continuing operations of $2.3 million, or $0.17 per basic and diluted share, in the prior year period.
Non-GAAP Adjusted EBITDA
Q2 2023 non-GAAP adjusted EBITDA was a loss of $0.8 million versus a loss of $0.4 million in the same quarter of the prior year, primarily due to increased corporate expenses. Year-to-date 2023 non-GAAP adjusted EBITDA was a loss of $35.8 thousand, compared to a loss of $1.5 million in year-to-date 2022, primarily due to improved margins at our Construction division.

Operating Cash Flow
Q2 2023 cash flow from operations was an outflow of $3.3 million, compared to an inflow of $3.6 million for the same period in the prior year. The decrease in cash flow was due in part to the expenditures related to the sale of our Healthcare division and lower Construction revenue in 2023. Year-to-date 2023 cash flow from operations was an inflow of $1.9 million, compared to an inflow of $2.9 million for year-to-date 2022. The decrease was attributable in part to expenditures related to the sale of our Healthcare division.
Preferred Stock Dividends
In Q2 2023, the Company’s board of directors declared a cash dividend to holders of our Series A Preferred Stock of $0.25 per share, for an aggregate amount of approximately $0.5 million. The record date for this dividend was June 1, 2023, and the payment date was June 12, 2023.
Conference Call Information
A conference call is scheduled for 10:00 a.m. ET (7:00 a.m. PT) on August 11, 2023 to discuss the results and management’s outlook. The call may be accessed by dialing (833) 630-1956 (toll free) or (412) 317-1837 (international), five minutes prior to the scheduled start time and referencing Star Equity. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.starequity.com/events-and-presentations/presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail admin@starequity.com or lcati@equityny.com.
Use of Non-GAAP Financial Measures by Star Equity Holdings, Inc.
This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” and “adjusted EBITDA from continuing operations.” The most directly comparable measures for these non-GAAP financial measures are “net income (loss),” “net income (loss) per basic and diluted share,” and “cash flows from operating activities.” The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, unrealized gain (loss) on equity securities and lumber derivatives, litigation costs, financing costs, and income tax adjustments. Further excluded in the measure of adjusted EBITDA are stock-based compensation, interest, depreciation, and amortization.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2023.
About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company with two divisions: Construction and Investments. Prior to the May 4, 2023 sale of Digirad Health, Star Equity Holdings had three divisions: Healthcare, Construction and Investments.
Construction
Our Construction division manufactures modular housing units for commercial and residential real estate projects and operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations for professional builders.
Investments
Our Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.
Healthcare
Our Healthcare division, which operated as Digirad Health until the sale of Digirad Health on May 4, 2023, provided products and services in the area of nuclear medical imaging with a focus on cardiac health.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of the Company or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company’s preferred stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; legal, regulatory, political and economic risks in markets and public health crises that reduce economic activity and cause restrictions on operations (including the recent coronavirus COVID-19 outbreak); the length of time associated with servicing customers; losses of significant contracts or failure to get potential contracts being discussed; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting lack of liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s common stock and preferred stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company’s preferred stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, as well as factors related to the Company’s business including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Star Equity Holdings, Inc.	The Equity Group
Rick Coleman	Lena Cati
Chief Executive Officer	Senior Vice President
203-489-9508	212-836-9611
rick.coleman@starequity.com	lcati@equityny.com
(Financial tables follow)

Star Equity Holdings, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (In thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30
	2023	2022	2023	2022
Revenues:
Construction	8,893	16,806	21,239	28,437
Total revenues	8,893	16,806	21,239	28,437

Cost of revenues:
Construction	6,229	14,321	14,246	24,366
Investments	61	64	124	163
Total cost of revenues	6,290	14,385	14,370	24,529

Gross profit	2,603	2,421	6,869	3,908

Operating expenses:
Selling, general and administrative	4,209	3,195	7,893	6,885
Amortization of intangible assets	430	430	860	860
Total operating expenses	4,639	3,625	8,753	7,745

Income (loss) from continuing operations	(2,036)	(1,204)	(1,884)	(3,837)

Other income (expense):
Other income (expense), net	568	(442)	459	(444)
Interest income (expense), net	163	(154)	136	(280)
Total other income (expense), net	731	(596)	595	(724)

Income (loss) before income taxes from continuing operations	(1,305)	(1,800)	(1,289)	(4,561)
Income tax benefit (provision) from continuing operations	(61)	510	(61)	(1,160)
Income (loss) from continuing operations, net of tax	(1,366)	(1,290)	(1,350)	(5,721)
Income (loss) from discontinued operations, net of tax (Note 10)	26,957	(286)	27,376	444
Net income (loss)	25,591	(1,576)	26,026	(5,277)
Deemed dividend on Series A perpetual preferred stock	(479)	(479)	(958)	(958)
Net income (loss) attributable to common shareholders	$25,112	$(2,055)	$25,068	$(6,235)

Net income (loss) per share
Net income (loss) per share, continuing operations
Basic*	$(0.09)	$(0.08)	$(0.09)	$(0.41)
Diluted	$(0.09)	$(0.08)	$(0.09)	$(0.41)
Net income (loss) per share, discontinued operations
Basic*	$1.74	$(0.02)	$1.76	$0.03
Diluted	$1.71	$(0.02)	$1.74	$0.03
Net income (loss) per share
Basic*	$1.65	$(0.10)	$1.68	$(0.38)
Diluted*	$1.63	$(0.10)	$1.66	$(0.37)
Net income (loss) per share, attributable to common shareholders
Basic*	$1.62	$(0.13)	$1.62	$(0.44)
Diluted*	$1.59	$(0.13)	$1.60	$(0.44)
Weighted-average common shares outstanding
Basic*	15,520	15,379	15,518	14,031
Diluted*	15,746	15,436	15,706	14,100

Dividends declared per share of Series A perpetual preferred stock	$0.25	$0.25	$0.50	$0.50
*Earnings per share may not add due to rounding

Star Equity Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (In thousands, except share amounts)

	June 30, 2023 (unaudited)	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$21,368	$4,377
Restricted cash	53	142
Investments in equity securities	4,783	3,490
Lumber derivative contracts	43	—
Accounts receivable, net of allowances of $100 and $270, respectively	4,190	7,975
Inventories, net	4,437	4,678
Other current assets	1,744	755
Current assets – discontinued operations	—	17,851
Total current assets	36,618	39,268
Property and equipment, net	4,995	5,665
Operating lease right-of-use assets, net	1,666	1,856
Intangible assets, net	12,492	13,352
Goodwill	4,438	4,438
Investment in private company	6,000	—
Note receivable	7,000	—
Other assets	1,270	1,285
Non-current assets – discontinued operations	—	7,438
Total assets	$74,479	$73,302

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,261	$1,447
Accrued liabilities	993	462
Accrued compensation	1,318	1,838
Accrued warranty	41	38
Lumber derivative contracts	—	104
Deferred revenue	1,791	1,673
Short-term debt	—	3,383
Operating lease liabilities	387	372
Finance lease liabilities	50	82
Current liabilities - discontinued operations	—	18,146
Total current liabilities	5,841	27,545
Deferred tax liabilities	237	—
Operating lease liabilities, net of current portion	1,310	1,510
Finance lease liabilities, net of current portion	62	96
Non-current liabilities - discontinued operations	—	2,396
Total liabilities	7,450	31,547

Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized: Series A Preferred Stock, 8,000,000 shares authorized, liquidation preference ($10.00 per share), 1,915,637 shares issued and outstanding at June 30, 2023. (Liquidation preference: $18,988,390 as of June 30, 2023.)	18,988	18,988
Series C Preferred stock, $0.0001 par value: 25,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 50,000,000 shares authorized; 15,196,458 and 15,177,919 shares issued and outstanding (net of treasury shares) at June 30, 2023 and December 31, 2022, respectively	1	1
Treasury stock, at cost; 258,849 shares at June 30, 2023 and December 31, 2022, respectively	(5,728)	(5,728)
Additional paid-in capital	160,963	161,715
Accumulated other comprehensive loss	—	—
Accumulated deficit	(107,195)	(133,221)
Total stockholders’ equity	67,029	41,755
Total liabilities and stockholders’ equity	$74,479	$73,302

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited) (In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30
	2023	2022	2023	2022
Net income (loss) from continuing operations	$(1,366)	$(1,290)	$(1,350)	$(5,721)
Acquired intangible amortization	430	430	860	860
Unrealized loss (gain) on equity securities (1)	(945)	—	(947)	—
Unrealized loss (gain) on lumber derivatives (2)	(104)	469	(147)	1,145
Interest income	246	—	246	—
Transaction costs (3)	1,158	—	1,158	—
Gain on sale of assets	(424)	—	(424)	—
Financing costs (4)	54	114	—	209
Income tax (benefit) provision	61	(510)	61	1,160
Non-GAAP adjusted net income (loss) from continuing operations	$(890)	$(787)	$(543)	$(2,347)

Net income (loss) from continuing operations per diluted share	(0.09)	(0.08)	(0.09)	(0.41)
Acquired intangible amortization	0.03	0.03	0.05	0.06
Unrealized loss (gain) on equity securities (1)	(0.06)	—	(0.06)	—
Unrealized loss (gain) on lumber derivatives (2)	(0.01)	0.03	(0.01)	0.08
Interest income	0.02	—	0.02	—
Transaction costs (3)	0.07	—	0.07	—
Gain on sale of assets	(0.03)	—	(0.03)	—
Financing costs (4)	—	0.01	—	0.01
Income tax (benefit) provision	—	(0.03)	—	0.08
Non-GAAP adjusted net income (loss) from continuing operations per basic share (5)	$(0.06)	$(0.05)	$(0.03)	$(0.17)
Non-GAAP adjusted net income (loss) from continuing operations per diluted share (5)	$(0.06)	$(0.05)	$(0.03)	$(0.17)
(1)Reflects adjustments for any unrealized gains or losses in equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value..
(3)Reflects one time transaction costs related to the sale of the Healthcare Division.
(4)Reflects financing costs from our credit facilities.
(5)Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and the sum of individual items may not equal the total.

Star Equity Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited) (In thousands)

For The Three Months Ended June 30, 2023	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$200	$992	$(2,558)	$(1,366)
Depreciation and amortization	510	61	8	579
Interest (income) expense	16	(105)	(74)	(163)
Income tax (benefit) provision	—	—	61	61
EBITDA from continuing operations	726	948	(2,563)	(889)

Unrealized loss (gain) on equity securities (1)	—	(945)	—	(945)
Unrealized loss (gain) on lumber derivatives (2)	(104)	—	—	(104)
Interest income (3)	—	246	—	246
Stock-based compensation	4	—	98	102
Transaction costs (4)	—	—	1,158	1,158
Gain on sale of assets	—	(424)	—	(424)
Financing costs (5)	48	6	—	54
Non-GAAP adjusted EBITDA from continuing operations	$674	$(169)	$(1,307)	$(802)

For The Three Months Ended June 30, 2022	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$94	$(321)	$(1,063)	$(1,290)
Depreciation and amortization	495	64	—	559
Interest expense	113	93	—	206
Income tax (benefit) provision	—	—	(510)	(510)
EBITDA from continuing operations	702	(164)	(1,573)	(1,035)

Unrealized loss (gain) on lumber derivatives (2)	469	—	—	469
Stock-based compensation	5	—	78	83
Financing costs (5)	83	31	—	114
Non-GAAP adjusted EBITDA from continuing operations	$1,259	$(133)	$(1,495)	$(369)

For The Six Months Ended June 30, 2023	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$1,854	$941	$(4,145)	$(1,350)
Depreciation and amortization	1,015	124	12	1,151
Interest (income) expense	45	(83)	(98)	(136)
Income tax (benefit) provision	—	—	61	61
EBITDA	2,914	982	(4,170)	(274)

Unrealized loss (gain) on equity securities (1)	—	(947)	—	(947)
Unrealized loss (gain) on lumber derivatives (2)	(147)	—	—	(147)
Interest income (3)	—	246	—	246
Stock-based compensation	9	—	194	203
Transaction costs (4)	—	—	1,158	1,158
Gain on sale of assets	—	(424)	—	(424)
Financing costs (5)	132	17	—	149
Non-GAAP adjusted EBITDA	$2,908	$(126)	$(2,818)	$(36)

For The Six Months Ended June 30, 2022	Construction	Investments	Star Equity Corporate	Total

Net income (loss) from continuing operations	$(822)	$(233)	$(4,666)	$(5,721)
Depreciation and amortization	982	163	—	1,145
Interest expense	192	140	—	332
Income tax (benefit) provision	—	—	1,160	1,160
EBITDA	352	70	(3,506)	(3,084)

Unrealized loss (gain) on lumber derivatives (2)	1,145	—	—	1,145
Stock-based compensation	11	—	201	212
Financing costs (4)	161	48	—	209
Non-GAAP adjusted EBITDA	$1,669	$118	$(3,305)	$(1,518)
(1)Reflects adjustments for any unrealized gains or losses on equity securities.
(2)Reflects adjustments for any unrealized gains or losses in lumber derivatives value.
(3)We allocate all corporate interest income to the Investments Division.
(4)Reflects one time transaction costs related to the sale of the Healthcare Division.
(5)Reflects financing costs from our credit facilities.

Star Equity Holdings, Inc.
Supplemental Debt Information
(Unaudited) (In thousands)
A summary of the Company’s credit facilities are as follows:

	June 30, 2023		December 31, 2022
	Amount	Weighted-Average Interest Rate	Amount	Weighted-Average Interest Rate
Revolving Credit Facility - eCapital KBS	$—	—%	$—	—%
Revolving Credit Facility - eCapital EBGL	—	—%	2,592	10.25%
Revolving Credit Facility - Webster	—	—%	—	—%
Total Short-term Revolving Credit Facilities	$—	—%	$2,592	7.69%
eCapital - Star Loan Principal, net	$—		$791	10.50%
Short Term Loan	$—	—%	$791	10.50%
Total Short-term debt	$—	—%	$3,383	7.88%

Star Equity Holdings, Inc.
Supplemental Segment Information
(Unaudited) (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30
	2023	2022	2023	2022
Revenue by segment:
Construction	$8,893	$16,806	$21,239	$28,437
Investments	158	158	316	316
Intersegment elimination	(158)	(158)	(316)	(316)
Consolidated revenue	$8,893	$16,806	$21,239	$28,437

Gross profit (loss) by segment:
Construction	$2,664	$2,485	$6,993	$4,071
Investments	97	94	192	153
Intersegment elimination	(158)	(158)	(316)	(316)
Consolidated gross profit	$2,603	$2,421	$6,869	$3,908

Income (loss) from continuing operations by segment:
Construction	$199	$290	$1,981	$(469)
Investments	(437)	80	(456)	139
Corporate, eliminations and other	(1,798)	(1,574)	(3,409)	(3,507)
Segment income (loss) from operations	$(2,036)	$(1,204)	$(1,884)	$(3,837)

Depreciation and amortization by segment:
Construction	$510	$495	$1,015	$982
Investments	61	64	124	163
Star Equity corporate	8	—	12	—
Total depreciation and amortization	$579	$559	$1,151	$1,145